    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 1996

                                                       REGISTRATION NO. 333-4739
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              WIRED VENTURES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                                            2721                              94-3241954
(STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                         520 THIRD STREET, FOURTH FLOOR
                            SAN FRANCISCO, CA 94107
                                 (415) 276-5000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ---------------------

                                 JEFFREY SIMON
                            CHIEF FINANCIAL OFFICER
                              WIRED VENTURES, INC.
                         520 THIRD STREET, FOURTH FLOOR
                            SAN FRANCISCO, CA 94107
                                 (415) 276-5000
                                JSIMON@WIRED.COM
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ---------------------

                                   COPIES TO:

                KENNETH L. GUERNSEY                                     ROBERT T. CLARKSON
                  JODIE M. BOURDET                                      KENNETH M. SIEGEL
                  ISOBEL A. JONES                                       TAMARA G. MATTISON
                BRADLEY P. MACMILLIN                         WILSON, SONSINI, GOODRICH & ROSATI, P.C.
                 COOLEY GODWARD LLP                                     650 PAGE MILL ROAD
           ONE MARITIME PLAZA, 20TH FLOOR                              PALO ALTO, CA 94304
              SAN FRANCISCO, CA 94111                                     (415) 493-9300
                   (415) 693-2000

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the shares of Common Stock being registered. All the amounts shown are estimates except for the SEC registration fee, the NASD filing fee and the Nasdaq National Market application fee.
--------------------------------------------------------------------------------

     SEC Registration fee......................................     $   28,254
     NASD filing fee...........................................          8,694
     Nasdaq National Market application fee....................         17,500
     Blue Sky qualification fee and expenses...................          7,500
     Printing and engraving expenses...........................        200,000
     Legal fees and expenses...................................        300,000
     Accounting fees and expenses..............................        350,000
     Transfer agent and registrar fees.........................         10,000
     Directors and officers insurance premium..................        250,000
     Miscellaneous.............................................        128,052
                                                                    ----------
               Total...........................................     $1,300,000
                                                                    ----------

--------------------------------------------------------------------------------

ITEM 14.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant's Restated Certificate and Restated Bylaws provide for mandatory indemnification of its directors and permissive indemnification of officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant has entered into indemnification agreements with its directors and officers, a form of which is attached as Exhibit 10.1 hereto and incorporated herein by reference. The indemnification agreements provide the Registrant's directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Company is also in the process of obtaining directors and officers insurance to insure its directors and officers against certain liabilities under the Securities Laws.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES.

Since its incorporation in March 1996, the Registrant has sold and issued the following unregistered securities:

        (a) On May 28, 1996, the Company issued 30,500,000 shares of its Series A Preferred Stock to the equity owners of Wired Holdings Inc., Wired USA Ltd., Wired Ventures, Ltd. and HotWired Ventures LLC, including Louis Rossetto, Jane Metcalfe, Advance Magazine Publishers, Inc., Jackson Living Trust dtd July 19, 1992, Nicholas Negroponte, H. William Jesse, Jr., Lawrence Wilkinson, Andrew Anker, Rex Ishibashi and Jeffrey Simon in exchange for their interests therein.

        (b) On May 28, 1996, the Company issued one share of Common Stock to each of Jane Metcalfe and Louis Rossetto for $10.00 in cash per share.

        (c) On May 28, 1996, the Company issued 1,250,000 shares of its Series B Preferred Stock to 10 investors, including Advance Magazine Publishers, Inc., for $10.00 in cash per share.

        (d) On September 25, 1996, the Company issued one share of Common Stock to each of Louis Rossetto and Jane Metcalfe for $5.00 in cash per share.

All of such shares of Preferred Stock and Common Stock were subject to, but do not reflect, a one-for-two reverse stock split to be effected in October 1996.

The securities described in the transaction described in paragraph (a) above were exempt from registration under the Securities Act by virtue of Section 3(a)(10) thereunder in that they were issued in exchange for bona fide outstanding securities and the terms and conditions of such issuance and exchange were approved, after a hearing upon the fairness of such terms and conditions upon which all persons to whom the Registrant proposed to issue securities in such exchange had the right to appear, by the California Commissioner of Corporations.
The sale and issuance of securities in the transactions described in paragraphs
(b) and (c) were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) or Regulation D promulgated thereunder as transactions not involving a public offering. The purchasers in each case represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate legends are affixed to the stock certificates issued in such transactions. All recipients either received adequate information about the Registrant or had access, through employment or other relationships, to such information.

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS.
--------------------------------------------------------------------------------

 EXHIBIT
 NUMBER                           DESCRIPTION OF DOCUMENT
 ------                            ---------------------
  1.1a*   Form of Underwriting Agreement (U.S. Version)
  1.1b*   Form of Underwriting Agreement (International Version)


  2.1*    Form of Exchange Agreement, dated as of May 28, 1996, among the
          Registrant and the holders of its Series A Preferred Stock
  3.1*    Amended and Restated Certificate of Incorporation of the Registrant
  3.2*    Bylaws of the Registrant
  3.3*    Amended and Restated Certificate of Incorporation to be effective upon completion of the offering
  4.1     Reference is made to Exhibits 3.1 through 3.3
  4.2*    Specimen stock certificate
  4.3*    Form of Investor Rights Agreement, dated May 28, 1996, among the
          Registrant and certain of its stockholders
  5.1*    Opinion of Cooley Godward LLP
 10.1*    Form of Indemnification Agreement between the Registrant and each of its executive officers and directors
 10.2*    1996 Equity Incentive Plan, together with forms of agreements to be used thereunder
 10.3*    1996 Non-Employee Director Stock Option Plan, together with form of agreement to be used thereunder
 10.4a*   Letter of Agreement, Loan Note and Related Guaranty, dated as of July
          22, 1995, among the Registrant, Wired World LLC, Wired New York, Wired
          UK, Guardian Media Group, Karadean Limited, Guardian Magazines Limited
          and Guardian Newspapers Limited
 10.4b*   Agreement, Substitution Loan Note and Substitution Guaranty, dated as of June 28, 1996, among the Registrant, Wired World LLC, Wired New
          York, Wired UK, Guardian Media Group, Karadean Limited, Guardian
          Magazines Limited and Guardian Newspapers Limited
 10.5+*   License Agreement, dated as of May 30, 1994, between the Registrant and
          Dohosha Publishing Co., Ltd.
 10.6+    Letter of Intent, dated as of April 5, 1996, between HotWired Ventures
          LLC and Inktomi Corporation

 EXHIBIT
 NUMBER                           DESCRIPTION OF DOCUMENT
 ------                            ---------------------
 10.7+*   Agreement, dated as of November 5, 1992, as amended on August 2, 1994,
          April 11, 1995, and May 22, 1996, between the Registrant and
          International Circulation Distributors - The Hearst Corporation
 10.8+*   Master Agreement for Neodata Services, dated as of June 20, 1994, between the Registrant and Neodata Services, Inc.
 10.9*    Real Property Lease, dated as of May 20, 1994, between the Registrant and 500 Third Street Associates
 10.10*   Real Property Lease, dated as of November 15, 1995, between the
          Registrant and GORR Partners, LLC
 10.11+   Letter Agreement, dated as of June 14, 1996, between the Registrant and
          MSNBC Cable Channel, L.L.C.
 10.12*   Employment Agreement, dated as of October 12, 1995, between HotWired
          Ventures LLC and Jeffrey Simon, as supplemented by Letter Agreement, dated June 20, 1996, between the Registrant and Jeffrey Simon
 10.13*   Real Property Lease, dated as of June 21, 1996, between HotWired, Inc.
          and GORR Partners, LLC
 11.1     Statement re: Computation of Pro Forma Net Loss Per Share
 16.1*    Letter from Coopers & Lybrand LLC
 21.1*    Subsidiaries of the Registrant
 23.1     Report on Financial Statement Schedule and Consent of Independent
          Auditors.
 23.2     Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
 24.1     Power of Attorney. Reference is made to Page II-5.
 27.1     Financial Data Schedule


--------------------------------------------------------------------------------

*  Previously filed as an exhibit to the Registration Statement.

+  Confidential treatment requested.

(b) FINANCIAL STATEMENT SCHEDULES.

Schedule II -- Valuation and Qualifying Accounts -- Page S-1.

All other schedules are omitted because they are not required, they are not applicable or the information is already included in the financial statements or notes thereto.

ITEM 17.   UNDERTAKINGS.

The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 14 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that: (1) for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of the registration statement as of the time it was declared effective, and (2) for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 22nd day of October, 1996.


WIRED VENTURES, INC.

By:   Louis Rossetto*

---------------------------------------------
Louis Rossetto
Chief Executive Officer and Chair
of the Board
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Louis Rossetto and Jeff Simon as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1, and to any registration statement filed under Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

--------------------------------------------------------------------------------


              SIGNATURE                          TITLE                    DATE
               --------                           ---                     ----
Louis Rossetto*                          Chief Executive             October 22, 1996
--------------------------------------   Officer and Chair of
Louis Rossetto                           the Board (Principal
                                         Executive Officer)
/s/  Jeffrey Simon                       Chief Financial             October 22, 1996
--------------------------------------   Officer and Secretary
Jeffrey Simon                            (Principal Financial
                                         and Accounting
                                         Officer)
Jane Metcalfe*                           President and Director      October 22, 1996
--------------------------------------
Jane Metcalfe
H. William Jesse, Jr.*                   Director                    October 22, 1996
--------------------------------------
H. William Jesse, Jr.
Lawrence                                 Director                    October 22, 1996
Wilkinson*
--------------------------------------
Lawrence Wilkinson
Scott                                    Director                    October 22, 1996
Sassa*
--------------------------------------
Scott Sassa
*By: /s/  Jeffrey Simon
--------------------------------------
Jeffrey Simon, Attorney-in-Fact


--------------------------------------------------------------------------------

EXHIBIT INDEX
--------------------------------------------------------------------------------

                                                                          SEQUENTIALLY
EXHIBIT                                                                     NUMBERED
 NUMBER                     DESCRIPTION OF DOCUMENT                           PAGE
-------                      ---------------------                         ----------
 1.1a*   Form of Underwriting Agreement (U.S. Version)
 1.1b*   Form of Underwriting Agreement (International Version)
 2.1*    Form of Exchange Agreement, dated as of May 28, 1996, among the Registrant and the holders of its Series A Preferred Stock


 3.1*    Amended and Restated Certificate of Incorporation of the
         Registrant
 3.2*    Bylaws of the Registrant
 3.3*    Amended and Restated Certificate of Incorporation to be
         effective upon completion of the offering
 4.1     Reference is made to Exhibits 3.1 through 3.3
 4.2*    Specimen stock certificate
 4.3*    Form of Investor Rights Agreement, dated May 28, 1996, among the Registrant and certain of its stockholders
 5.1*    Opinion of Cooley Godward LLP
10.1*    Form of Indemnification Agreement between the Registrant and each of its executive officers and directors
10.2*    1996 Equity Incentive Plan, together with forms of agreements to be used thereunder
10.3*    1996 Non-Employee Director Stock Option Plan, together with form of agreement to be used thereunder
10.4a*   Letter of Agreement, Loan Note and Related Guaranty, dated as of July 22, 1995, among the Registrant, Wired World LLC, Wired
         New York, Wired UK, Guardian Media Group, Karadean Limited,
         Guardian Magazines Limited and Guardian Newspapers Limited
10.4b*   Agreement, Substitution Loan Note and Substitution Guaranty,
         dated as of June 28, 1996, among the Registrant, Wired World
         LLC, Wired New York, Wired UK, Guardian Media Group, Karadean
         Limited, Guardian Magazines Limited and Guardian Newspapers
         Limited
10.5+*   License Agreement, dated as of May 30, 1994, between the
         Registrant and Dohosha Publishing Co., Ltd.
10.6+    Letter of Intent, dated as of April 5, 1996, between HotWired
         Ventures LLC and Inktomi Corporation
10.7+*   Agreement, dated as of November 5, 1992, as amended on August
         2, 1994, April 11, 1995, and May 22, 1996, between the
         Registrant and International Circulation Distributors - The
         Hearst Corporation
10.8+*   Master Agreement for Neodata Services, dated as of June 20,
         1994, between the Registrant and Neodata Services, Inc.
10.9*    Real Property Lease, dated as of May 20, 1994, between the
         Registrant and 500 Third Street Associates
10.10*   Real Property Lease, dated as of November 15, 1995, between
         HotWired, Inc. and GORR Partners, LLC
10.11+   Letter Agreement, dated as of June 14, 1996, between the
         Registrant and MSNBC Cable Channel, L.L.C.

                                                                          SEQUENTIALLY
EXHIBIT                                                                     NUMBERED
 NUMBER                     DESCRIPTION OF DOCUMENT                           PAGE
-------                      ---------------------                         ----------
10.12*   Employment Agreement, dated as of October 12, 1995, between
         HotWired Ventures LLC and Jeffrey Simon, as supplemented by
         Letter Agreement dated June 20, 1996, between Registrant and
         Jeffrey Simon
10.13*   Real Property Lease, dated as of June 21, 1996, between the
         Registrant and GORR Partners, LLC
11.1     Statement re: Computation of Pro Forma Net Loss Per Share
16.1*    Letter from Coopers & Lybrand LLC
21.1*    Subsidiaries of the Registrant
23.1     Report on Financial Statement Schedule and Consent of
         Independent Auditors
23.2     Consent of Cooley Godward LLP. Reference is made to Exhibit
         5.1
24.1     Power of Attorney. Reference is made to Page II-5
27.1     Financial Data Schedule

---------------

*  Previously filed as an exhibit to the Registration Statement.

+  Confidential treatment requested.

SCHEDULE II

WIRED VENTURES, INC.

VALUATION AND QUALIFYING ACCOUNTS
(IN THOUSANDS)

                                          BALANCE AT                                      BALANCE AT
                                          BEGINNING       CHARGED TO                         END
          ACCOUNT DESCRIPTION             OF PERIOD       OPERATIONS      DEDUCTIONS      OF PERIOD
           -----------------              ----------      ----------      ----------      ----------
YEAR ENDED DECEMBER 31, 1993
  Magazine advertising
    Allowance for doubtful accounts....  $ --            $ 168           $  22           $ 146
  Newsstand and single copy
    Allowance for newsstand returns....  --              767             367             400
                                         -------------------------------------------------------
                                         $ --            $ 935           $ 389           $ 546
                                         -------------------------------------------------------
YEAR ENDED DECEMBER 31, 1994
  Magazine advertising
    Allowance for doubtful accounts....  $ 146           $ 482           $ 165           $ 463
  Online advertising
    Allowance for doubtful accounts....  --              15              --              15
  Newsstand and single copy
    Allowance for newsstand returns....  400             1,480           336             1,544
                                         -------------------------------------------------------
                                         $ 546           $1,977          $ 501           $2,022
                                         -------------------------------------------------------
YEAR ENDED DECEMBER 31, 1995
  Magazine advertising
    Allowance for doubtful accounts....  $ 463           $ 304           $ --            $ 767
  Online advertising
    Allowance for doubtful accounts....  15              8               --              23
  Newsstand and single copy
    Allowance for newsstand returns....  1,544           2,030           1,800           1,774
                                         -------------------------------------------------------
                                         $2,022          $2,342          $1,800          $2,564
                                         -------------------------------------------------------
NINE MONTHS ENDED SEPTEMBER 30, 1996
  Magazine advertising
    Allowance for doubtful accounts....  $ 767           $ 184           $ 306           $ 645
  Online advertising
    Allowance for doubtful accounts....  23              7               7               23
  Newsstand and single copy
    Allowance for doubtful accounts....  1,774           3,727           3,623           1,878
                                         -------------------------------------------------------
                                         $2,564          $3,918          $3,936          $2,546
                                         -------------------------------------------------------

                                       S-1